QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in Registration Statements Nos. 333-133898, 333-121705, 333-119808, and 333-112932 of Maui Land & Pineapple Company, Inc. on Form S-8 of our report dated March 14, 2008, relating to the consolidated financial statements of Kapalua Bay Holdings, LLC (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the 2006 consolidated financial statements), appearing in this Annual Report on Form 10-K of Maui Land & Pineapple Company, Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii
March 14, 2008

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS